Exhibit 99.1

Contact:

Scott Solomon

Vice President

Sharon Merrill Associates, Inc.

617-542-5300

cyno@investorrelations.com

CYNOSURE REPORTS FINANCIAL RESULTS

FOR THE FIRST QUARTER OF 2009

Westford, Mass., May 5, 2009 – Cynosure, Inc. (NASDAQ: CYNO), a leading developer and manufacturer of a broad array of light-based aesthetic treatment systems, today announced financial results for the three months ended March 31, 2009.

First Quarter 2009 Financial Results

Consistent with Cynosure’s April 15 announcement, revenues for the three months ended March 31, 2009 were $14.8 million, reflecting the continued effects of the global economic recession and the continued restrictive credit environment in the aesthetic laser industry. Revenues for the comparable period of 2008 were $36.8 million. Gross margin for the first quarter of 2009 was 60.9% of total revenues, compared with 66.3% for the same period of 2008. The quarter-over-quarter decline in gross margin reflected the higher percentage of laser revenue from international markets, which tend to have a lower sales price through third-party distributors than sales made through the North American direct distribution.

Cynosure’s net loss for the first quarter of 2009 was $4.0 million, or $0.32 per share, consistent with the anticipated loss range of $3.8 million to $4.3 million the company announced on April 15. For the first quarter of 2008, Cynosure recorded net income of $4.9 million, or $0.38 per diluted share.

“Aesthetic laser capital equipment spending was down significantly in the first quarter of 2009 compared with the same period of 2008, affecting all of our product lines and geographies,” said Cynosure President and Chief Executive Officer Michael Davin. “The global recession has restricted credit for many practitioners, and we believe it has discouraged those with borrowing capacity from buying equipment until the economic forecast brightens. The first two months of the first quarter were very slow; however, we were pleased that March order volume picked up slightly. We have continued to reduce expenses in response to our lower revenue levels.”

As Cynosure announced last month, in addition to steps it took in the fourth quarter of 2008 the company implemented a number of first quarter cost-cutting measures designed to generate an annualized operating expense savings of between $14 million and $18 million in 2009 compared with 2008 levels. Among these steps, Cynosure reduced its worldwide headcount to 271 employees from 285 at the end of 2008 and further cut planned spending for various programs.

“Although we have moved aggressively to lower costs, we also have focused on retaining the people, technology assets and R&D innovations that we believe are crucial to the long-term success of our company,” Davin said. “Our experienced direct sales force, outstanding product portfolio and unique intelligent-delivery systems have helped to establish Cynosure as a leader in the aesthetic industry, and remain vital to our organization as we go forward.”

Recent Highlights

•

Physician researchers at the 2009 American Society for Laser Medicine and Surgery Annual Conference presented positive efficacy data from post-marketing studies of Cynosure’s Smartlipo MPX™ laser lipolysis workstation. The studies demonstrated the ability of the Smartlipo MPX to tighten skin and shrink skin tissue more efficaciously than skin treated with liposuction alone.

•

At the American Academy of Dermatology’s 67th Annual Meeting, Cynosure launched the multi-wavelength Elite MPX workstation for vascular treatment, hair removal and skin rejuvenation. The company also introduced two new intelligent delivery systems, SmartSense with ThermaGuide and ThermaView. As the world’s first subcutaneous temperature device for laser lipolysis, SmartSense with ThermaGuide enables physicians not only to measure the temperature under the skin, but to set temperature thresholds, thereby controlling energy delivery for a safer procedure. ThermaView is a thermal camera system that provides a heat signature map of temperatures within the treatment area to provide a homogeneous delivery of thermal energy.

•

The United States District Court for the District of Massachusetts issued a favorable set of rulings in a Markman hearing in the company’s patent infringement lawsuit against CoolTouch Inc. The purpose of the hearing was to enable the court to determine the meaning and scope of the patent claims if the case proceeds to trial.

Business Outlook

“Despite a challenging first quarter, we remain encouraged about the prospects for the laser aesthetic industry and are committed to taking the steps necessary to manage the business profitably for the long term,” Davin said. “Our recent opening of a direct sales office in Korea, the introduction of new products such as Elite MPX, and investments in technological enhancements such as SmartSense with ThermaGuide, are all integral to our long-term growth strategy.”

Conference Call

Cynosure will host a conference call for investors today at 9:00 a.m. ET. On the call, Michael Davin and Timothy Baker, the company’s Executive Vice President and Chief Financial Officer, will discuss the company’s first quarter 2009 financial results and provide a business outlook.

Those who wish to listen to the conference call webcast should visit the “Investor Relations” section of the company’s website at www.cynosure.com. The live call also can be accessed by dialing (877) 407-5790 or (201) 689-8328. If you are unable to listen to the live call, the webcast will be archived on the company’s website.

About Cynosure, Inc.

Cynosure, Inc. develops and markets aesthetic treatment systems that are used by physicians and other practitioners to perform non-invasive and minimally invasive procedures to remove hair, treat vascular and pigmented lesions, rejuvenate the skin, liquefy and remove unwanted fat through laser lipolysis and temporarily reduce the appearance of cellulite. Cynosure’s products include a broad range of laser and other light-based energy sources, including Alexandrite, pulsed dye, Nd:YAG and diode lasers, as well as intense pulsed light. Cynosure was founded in 1991.

For corporate or product information, contact Cynosure at 800-886-2966, or visit www.cynosure.com.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Cynosure, Inc., including statements about the company’s ability to reduce expenses and its expectations regarding future financial performance, as well as other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the global economic recession and its effects on the aesthetic laser industry, Cynosure’s history of operating losses, its reliance on sole source suppliers, the inability to accurately predict the timing or outcome of regulatory decisions, changes in consumer preferences, competition in the aesthetic laser industry, economic, market, technological and other factors discussed in Cynosure’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent Cynosure’s views as of the date of this press release. Cynosure anticipates that subsequent events and developments will cause its views to change. However, while Cynosure may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Cynosure’s views as of any date subsequent to the date of this press release.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2009	2008
Revenues	$14,816	$36,763
Cost of revenues	5,800	12,371

Gross profit	9,016	24,392

Operating expenses
Selling and marketing	10,530	13,194
Research and development	1,741	1,812
General and administrative	3,880	3,487

Total operating expenses	16,151	18,493

(Loss) income from operations	(7,135)	5,899

Interest income, net	265	801
Other (expense) income, net	(56)	553

(Loss) income before income taxes	(6,926)	7,253

Income tax (benefit) provision	(2,905)	2,383

Net (loss) income	$(4,021)	$4,870

Diluted net (loss) income per share	$(0.32)	$0.38

Diluted weighted average shares outstanding	12,701	12,768

Basic net (loss) income per share	$(0.32)	$0.39

Basic weighted average shares outstanding	12,701	12,471

Condensed Consolidated Balance Sheet (Unaudited)

(In thousands)

	March 31, 2009	December 31, 2008
	(unaudited)
Assets:
Cash, cash equivalents and marketable securities	$69,492	$74,369
Accounts receivable, net	17,749	25,156
Amounts due from related parties	43	40
Inventories	29,751	30,248
Deferred tax asset, current portion	6,828	6,825
Prepaid expenses and other current assets	6,936	4,331

Total current assets	130,799	140,969
Property and equipment, net	8,979	8,422
Long-term investments and related financial instruments	19,258	21,082
Other noncurrent assets	2,709	2,649

Total assets	$161,745	$173,122

Liabilities and stockholders’ equity:
Accounts payable and accrued expenses	$15,313	$20,697
Amounts due to related parties	3,122	6,083
Deferred revenue	4,547	4,296
Capital lease obligations	368	398

Total current liabilities	23,350	31,474

Capital lease obligations, net of current portion	355	436
Deferred revenue, net of current portion	324	407
Other long-term liabilities	452	451

Total stockholders’ equity	137,264	140,354

Total liabilities and stockholders’ equity	$161,745	$173,122

To supplement our consolidated financial statements presented in accordance with GAAP, Cynosure uses the following measures defined as non-GAAP financial measures by the SEC: non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP diluted earnings per share. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore not comparable to, similar measures used by other companies. Although certain non-GAAP financial measures used in this release exclude the accounting treatment of stock-based compensation, these non-GAAP measures should not be relied upon independently as they ignore the contribution to our operating results that is generated by the incentive and compensation effects of the underlying stock-based compensation programs.

Cynosure’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses and expenditures that may not be indicative of our core business operating results. Cynosure believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing Cynosure’s performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to Cynosure’s historical performance and our competitors’ operating results. Cynosure believes that these non-GAAP measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Reconciliation of GAAP Income Statement Measures to Non-GAAP Income Statement Measures (Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2009	2008
Gross profit	$9,016	$24,392

Non-GAAP adjustments to gross profit:

Stock-based compensation	121	129

Total Non-GAAP adjustments to gross profit	121	129

Non-GAAP Gross profit	$9,137	$24,521

	Three Months Ended March 31,
	2009	2008
(Loss) income from operations	$(7,135)	$5,899

Non-GAAP adjustments to (loss) income from operations:

Stock-based compensation	1,825	1,687

Total Non-GAAP adjustments to (loss) income from operations	1,825	1,687

Non-GAAP (Loss) income from operations	$(5,310)	$7,586

	Three Months Ended March 31,
	2009	2008
Net (loss) income	$(4,021)	$4,870

Non-GAAP adjustments to net (loss) income:

Stock-based compensation	1,825	1,687
Income tax effect of Non-GAAP adjustments	(1,068)	(843)

Total Non-GAAP adjustments to net (loss) income	757	844

Non-GAAP Net (loss) income	$(3,264)	$5,714

	Three Months Ended March 31,
	2009	2008
Diluted net (loss) income per share	$(0.32)	$0.38

Stock-based compensation	$0.14	0.13

Income tax effect of Non-GAAP adjustments	$(0.08)	(0.07)

Total Non-GAAP adjustments to net (loss) income	$0.06	0.06

Non-GAAP Diluted net (loss) income per share	$(0.26)	0.44

Weighted average shares used to compute diluted net (loss) income per share	12,701	12,768

Weighted average shares used to compute Non-GAAP diluted net (loss) income per share	12,701	12,768